UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Reports on Form 8-K filed on April 26, 2011 and May 5, 2011, we, through, G&E HC REIT II Jersey City MOB, LLC, G&E HC REIT II Bryant MOB, LLC, G&E HC REIT II Benton Home Health MOB, LLC and G&E HC REIT II Benton Medical Plaza I & II MOB, LLC, which are all wholly owned subsidiaries of G&E HC REIT II Milestone MOB Portfolio, LLC, our wholly owned subsidiary, entered into four separate purchase and sale agreements on April 20, 2011, or the Initial Milestone Purchase Agreements, and a first amendment to real estate purchase agreement on April 29, 2011,with Jersey City Medical Complex, LLC, Bryant MOB Medical Complex, LLC, Home Health Medical Complex, LLC and Medical Park Place Medical Complex, LLC, respectively, all of which are unaffiliated third parties and are collectively referred to as the Sellers or individually as a Seller, for the initial purchase of four real properties for an aggregate purchase price of approximately $44,050,000, plus closing costs. The four properties being purchased pursuant to the Initial Milestone Purchase Agreements will be part of a seven-building property portfolio that we intend to purchase, or the Milestone MOB Portfolio, which has a total aggregate purchase price of approximately $81,325,000, plus closing costs, as previously discussed in our Current Report on Form 8-K filed on April 26, 2011.

The properties being purchased pursuant to the Initial Milestone Purchase Agreements consists of four separate properties: Jersey City Medical Office Building, located in Jersey City, New Jersey, or the Jersey City property; Bryant Medical Office Building, located in Bryant, Arkansas, or the Bryant property; Benton Home Health Medical Office Building, located in Benton, Arkansas, or the Benton Home Health property; and Benton Medical Plaza I & II Medical Office Buildings, located in Benton, Arkansas, or the Benton Medical Plaza property.

On May 4, 2011, we entered into four separate second amendments to purchase and sale agreements, or the Second Amendment to the Initial Milestone Purchase Agreements, with the Sellers. The material terms of the Second Amendment to the Initial Milestone Purchase Agreements provided for: (i) an extension of the due diligence period from May 2, 2011 to May 6, 2011; (ii) our right to have approved or disapproved, in our sole discretion, the title and survey to and zoning for the four properties at any time prior to the expiration of the due diligence, as extended by the Second Amendment to the Initial Milestone Purchase Agreements; (iii) the Sellers’ obligation to have delivered written notice to us on or before May 5, 2011 of a Seller’s election or rejection to cure any title and survey objection received by a Seller from us on or before May 2, 2011 for the Jersey City and Bryant properties and May 4, 2011 for the Benton Home Health and Benton Medical Plaza properties; provided however, that to the extent we provided a Seller written notice of any title and survey objection after May 4, 2011, a Seller shall have used its reasonable efforts to provide us written notice of their election or rejection to cure any such title and survey objection prior to May 6, 2011. If a Seller provided us written notice that they are unable or unwilling to cure any such title and survey objection pertaining to a particular property then we may have elected to terminate the individual purchase agreement of that property, or proceeded with the closing of the transaction and accepted title to that property subject to the such title and survey objection; (iv) reinstatement and ratification of the Initial Milestone Purchase Agreements, as amended, as a result of the automatic termination of the Initial Milestone Purchase Agreements on May 2, 2011, due to our failure to provide the requisite approval notice prior to such date; and (v) certain amendments to exhibits of the Initial Milestone Purchase Agreements pertaining to ground lease and easement estoppels for the Jersey City, Benton Home Health and Benton Medical Plaza properties, as defined in the Second Amendment to the Initial Milestone Purchase Agreements.

The material terms of the Second Amendment to the Initial Milestone Purchase Agreements are qualified in their entirety by the agreements attached as Exhibits 10.1 to 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated May 4, 2011

10.2 Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated May 4, 2011

10.3 Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated May 4, 2011

10.4 Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated May 4, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

May 10, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Jersey City MOB, LLC and Jersey City Medical Complex, LLC, dated May 4, 2011
10.2	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Bryant MOB, LLC and Bryant MOB Medical Complex, LLC, dated May 4, 2011
10.3	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Home Health MOB, LLC and Home Health Medical Complex, LLC, dated May 4, 2011
10.4	Second Amendment to Purchase and Sale Agreement and Escrow Instructions by and between G&E HC REIT II Benton Medical Plaza I & II MOB, LLC and Medical Park Place Medical Complex, LLC, dated May 4, 2011